                                                                    EXHIBIT 20.1


                          FNBC Credit Card Master Trust
                             Excess Spread Analysis
                                  January 2002

--------------------------------------------------------------------------------
Series                                                             1997-1
Deal Size                                                          $300 MM
Expected Maturity                                                 08/15/02
--------------------------------------------------------------------------------

Yield                                                                 19.96%
Less   Coupon                                                            7.21%
       Servicing Fee                                                   1.33%
       Gross Credit Losses                                             4.96%
Excess Spread:
       January-02                                                      6.46%
       December-01                                                     5.51%
       November-01                                                     6.46%
Three month Average Excess Spread                                      6.14%

Delinquencies:
       30 to 59 Days                                                   1.33%
       60 to 89 Days                                                   0.86%
       90 + Days                                                       1.37%
       Total                                                           3.55%

Payment  Rate:                                                        13.68%

Series 1997-1 began accumulation on the October 2001 distribution date. Reserve account draws for November 2001, December 2001 and January 2002 were inadvertently omitted from yield and therefore, the results for these periods are being amended. The revision increases the yield and the excess spread percentage in these respective periods. There was no impact to the investor payments or spread trigger/fundings as a result of the revision.